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                                                                     EXHIBIT 10


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-76581 of our report dated June 27, 2000 appearing in the Annual Report of Merrill Lynch Disciplined Equity Fund, Inc. for the period June 25, 1999 (commencement of operations) to May 31, 2000 and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.



Deloitte & Touche LLP
Princeton, New Jersey
August 29, 2000